Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES INCREASE TO COMMITMENT AMOUNT, REAFFIRMED BORROWING BASE, AND EXTENSION OF MATURITY DATE FOR ITS REVOLVING CREDIT FACILITY

AUSTIN, Texas, April 28, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced that it has entered into an amendment to its revolving credit facility, which reaffirms the Company’s $2.7 billion borrowing base, increases the elected commitment amount from $1.0 billion to $1.075 billion, and extends the maturity date by two years to October 28, 2023.

“Extending the maturity date and increasing the commitment amount for our credit facility in this challenging commodity environment speaks to the credit quality of Parsley and highlights strong support from our bank group,” commented Ryan Dalton, Parsley’s CFO. “These liquidity enhancing measures are another example of the proactive steps Parsley has taken to weather the COVID-19-driven downturn.”

For further details, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2020.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:

Kyle Rhodes

Vice President – Investor Relations

or

Dan Guill

Investor Relations Analyst

ir@parsleyenergy.com

(512) 505-5199

Media and Public Affairs Contacts:

Katharine McAden

Corporate Communications Manager

or

Kate Zaykowski

Corporate Communications Coordinator

media@parsleyenergy.com

(512) 220-7100